United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended November 30, 2013

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(366,210)
Unrealized Gain (Loss) on Market Value of Futures	2,189,430
Dividend Income	323
Interest Income	190
ETF Transaction Fees	350
Total Income (Loss)	$1,824,083

Expenses
General Partner Management Fees	$16,438
Brokerage Commissions	507
NYMEX License Fee	329
Prepaid Insurance Expense	322
Non-interested Directors' Fees and Expenses	273
Other Expenses	15,660
Total Expenses	33,529
Expense Waiver	(12,372)
Net Expenses	$21,157
Net Income (Loss)	$1,802,926

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 11/1/13	$26,154,896
Additions (50,000 Units)	819,785
Net Income (Loss)	1,802,926

Net Asset Value End of Month	$28,777,607
Net Asset Value Per Unit (1,650,000 Units)	$17.44

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2013 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612